As filed with the Securities and Exchange Commission on October 17, 2008

Registration No. ________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAVIDEC FINANCIAL SERVICES, INC.
 (Name of small business issuer in its charter)

Colorado	13-4228144
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2000 South Colorado Boulevard, Suite 200 Denver, Colorado 80222
(Address of principal executive offices)

(303)222-1000
(Issuer’s telephone number, Including Area Code)

Navidec Financial Services, Inc.
2005 Stock Option Plan
______________________________
(Full title of Plan)

John R. McKowen, President
Navidec Financial Services, Inc.
2000 South Colorado Boulevard, Suite 200
Denver, Colorado 80222
(303)222-1000
(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:
Michael A. Littman
Attorney at Law
7609 Ralston Road
Arvada, CO 80002
Tel:  303-422-8127 / Fax 303-431-1567

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One).

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer (Do not check if a smaller reporting company)	[___]	Smaller reporting company	[_X_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	400,000	$.91	$364,000.00	$14.31

(1) Estimated pursuant to Rule 457(c) under the Securities  Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

The document or documents  containing the  information  specified in Part I are not required to be filed with the  Securities and Exchange  Commission  (the "Commission")  as part of this  Form  S-8  Registration  Statement,  but will be provided as may be required under Rule 428(b)(1) of the Securities Act of 1933.

Individual  agreements with the  Employees  which provide for the payment for  services  rendered in shares of the common  stock of the Company, in lieu of cash, have  been  attached  to the  Registration  Statement  as  Exhibits.  These documents  and the  documents  incorporated  by  reference  in this  Registration Statement  pursuant  to  Item 3 of Part II of this  Form  S-8,  taken  together, constitute  a prospectus that meets the  requirements  of Section  10(a) of the Securities Act.

a.           General Plan Information

1.   Navidec Financial Services, Inc. 2005 Stock Option Plan

2.    Nature and purpose of the Plan is to provide stock options and stock compensation to employees and consultants of the Company.

3.   The Plan is not subject to Employee Retirement Income Security Act of 1974.

4,    Additional  information  can be obtained by contacting:

John R. McKowen
President and Director
Navidec Financial Services, Inc.
2000 South Colorado Blvd., Suite 200
Denver, Colorado  80222
(303)222-1000

The Plan does not have a Plan Administrator and the Plan does not invest.

b.           Securities to be Offered

This Registration Statement on Form S-8 registers for resale 400,000 shares of common stock, $0.01 par value per share (“Common Stock”), of Navidec Financial Services, Inc. (the “Company”).

1.	Title: Common Stock

Amount: 200,000 shares granted for services rendered by former Chief Financial Officer and Chief Operating Officer, Robert Grizzle.  Pursuant to an Employment Agreement, Mr. Grizzle was granted an option to purchase 200,000 shares.

Amount 200,000 shares issued for services rendered by former Chief Financial Officer and Chief Operating Officer, Robert Grizzle.

GRAND TOTAL – 400,000 shares: 200,000 shares to be offered which have been granted under the Navidec Financial Services, Inc. 2005 Stock Option Plan and 200,000 shares issued for services rendered.

2005 Stock Option Plan

Amount: 200,000 shares to be offered pursuant to the Plan, of which, the Company’s Board of Directors has approved grants of  one option to purchase 200,000 shares, which have been exercised,  to Directors/Officers, Consultants and Employees of the Company to date.

Name	Number of Shares Granted

Robert Grizzle	200,000

2.           The stock is registered under Section 12g of the Exchange Act.
c.           Employees Who May Participate in the Plan

All employees to Company may participate while employed with the Company and/or any subsidiaries of the Company.

d.           Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

1.	Participation is allowed in the 2005 fiscal year at the market price per share, in amounts to be set by the Board of Directors.

2.	Payment for the securities purchased may only be in cash or through services.

3.	Employees are not required to contribute to the Plan.

4.	Employees and the registrant are not required to contribute to the Plan.

5.	Reports are not made to employees participating in the Plan, since the Plan does not hold assets for employees’ accounts.

6.	Securities will not be purchased for the Plan in either the open market or through private transactions.

e.           Resale Restrictions

There are no resale  restrictions on plan participants, except in the event the participant is an  officer,  director  or  affiliate,  or in the event  that the Plan  contains  a repurchase  right of issuer,  for any stock, or options,  as a pre-condition  of resale.

f.           Tax Effects of Plan Participation

Participants will be taxed upon any shares issued for services provided or for awards. Participants will not be taxable on stock options issued to employees at the market price on date of grant.

g.           Investment of Funds

No assets are held under the Plan.

h.           Withdrawal from the Plan; Assignment of Interest

1.   Employees may refuse to accept compensation or options.

2. No assignment of an interest in the Plan is possible, however, stock or options received under the Plan may be assigned, subject to the terms of the Plan, including the Right to Repurchase as defined therein.
3.   Not applicable.

i.           Forfeitures and Penalties

Except  as  otherwise   determined  by  the  Plan Administrator,   at  the  time  of  the  Award,   upon   termination  of  a  Participant's continuous service during the applicable restriction period, the  Participant's  Restricted  Stock,  that is at  that  time  subject  to restrictions  shall be forfeited and  reacquired by the Company;  provided that the Plan  Administrator may provide,  by rule or regulation or in any Award   agreement,   or  may  determine  in  any  individual   case,  that restrictions or forfeiture  conditions  relating to Restricted Stock shall be waived in whole or in part in the event of terminations  resulting from specified causes,  and the Plan  Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

j.           Charges and Deductions and Liens Therefore

Not applicable.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The document(s)  containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by  the  Securities  and  Exchange   Commission  (the  "Commission")  under  the Securities Act of 1933 (the  "Securities  Act").  Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by  reference  into the  Registration  Statement  pursuant  to Item 3 of Part II hereof)  a  prospectus  that  meets the  requirements  of  Section  10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following  documents  previously or  concurrently  filed by the Company with the Commission are hereby  incorporated by reference into this Registration Statement:

(a) The Annual Report on Form 10-KSB, as amended, of Navidec Financial Services, Inc. for the fiscal year ended December 31, 2007 filed on April 28, 2008 under  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

(b)  All  reports  filed  by the  Company  pursuant  to  Section  13 of the Securities  Exchange Act of 1934, as amended (the "Exchange  Act"),  since December 31, 2007.

(c)  The  description  of  the  common  shares  issued  by the  Company  in Registration  Statement  #000-51139 and any  amendment  or report filed for the purpose of updating such description under Registration Statement #000-51139.

All of the above documents and documents  subsequently filed by the Company with the  Commission  pursuant  to  Sections  13(a),  13(c),  14 or 15(d) of the Exchange Act, prior to the filing of a post-effective  amendment which indicates that all  securities  offered  hereby  have been sold or which  deregisters  all securities then remaining unsold, shall be deemed incorporated by reference into this Form S-8  Registration  Statement and to be a part thereof from the date of the  filing  of  such  documents.  Any  statement  contained  in  the  documents incorporated, or deemed to be incorporated, by reference herein or therein shall be  deemed  to  be  modified  or  superseded  for  purposes  of  this  Form  S-8 Registration  Statement  to the  extent  that a  statement  contained  herein or therein or in any other  subsequently filed document which also is, or is deemed to be,  incorporated by reference  herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-8 Registration Statement.

All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request.  Other documents required to be delivered to participants pursuant to Rule 428(b)(1)  under the Securities Act of 1933 are also available  without charge,  upon written or oral request. All requests for documents shall be directed to:

John R. McKowen, President
Navidec Financial Services, Inc.
2000 South Colorado Boulevard, Suite 200
Denver, CO  80222
(303)222-1000

ITEM 4. DESCRIPTION OF SECURITIES

The  description  of  the  common  shares  issued  by  the  Company  in its Registration  Statement  #000-51139,  and any  amendment or report filed for the purpose of updating such description under Registration Statement #000-51139.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities being registered hereunder will be passed on for the Company by Michael A. Littman, Attorney, of Arvada, Colorado. He is an independent securities attorney.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Revised Statutes provide  that a  corporation  may indemnify  any person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed  action or proceeding,  whether civil, criminal,  administrative or investigative,  by reason of the fact that he is or was a director,  officer,  employee or agent of the Company or is or was serving at our request in such capacity in another corporation or business  association, against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by him in connection  with such action,  suit or  proceeding  if he  acted  in good  faith  and in a  manner  he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his conduct was unlawful.

The Company,  pursuant to its bylaws, will provide indemnification with its directors and executive  officers that provide the maximum  indemnity allowed to directors and executive  officers by the Colorado Revised  Statutes,  subject to certain  exceptions as well as certain  additional  procedural  protections.  In addition,  the indemnification  provides generally that the Company will advance expenses  incurred  by  directors  and  executives  officers  in any  action  or proceeding  as to which  they may be  entitled  to  indemnification,  subject to certain exceptions.

The indemnification provisions in the bylaws may permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for  liabilities  arising under the  Securities  Act of 1933 may be permitted to directors,  officer  and  controlling  persons of the  Company  pursuant  to the foregoing provisions,  or otherwise,  the Securities and Exchange Commission has opined that such  indemnification  is against  public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned Company hereby undertakes:

(1)  To file,  during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus  required by Section  10(a)(3) of the  Securities  Act; (ii) reflect in the  prospectus  any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate,  represent a fundamental  change in the information set forth  in  the  Registration   Statement;   and   notwithstanding  the foregoing,  any increase or decrease in volume of  securities  offered (if the total dollar value of securities offered would not exceed that which was  registered)  and any deviation  from the low or high end of the estimated  maximum offering range may be selected in the form of a prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20 percent change in the maximum aggregate  offering price set forth  in  the   "Calculation  of   Registration"   table  in  the  effective        registration  statement;  and (iii)  include any material  information with respect to the plan of distribution  not previously  disclosed in          the Registration  Statement or any material change to such information in the Registration  Statement,  provided however, that provisions (i)  and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are  incorporated  by reference into the Registration Statement;

(2)  That,  for  the  purpose  of  determining   any  liability  under  the  Securities Act, each such post effective  amendment shall be deemed to  be a new  registration  statement  relating to the securities  offered therein  and the  offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof; and

 (3)  To remove from registration by means of  post-effective  amendment any of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

 (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to  directors,  officers,  and  controlling  persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission  such  indemnification  is against public  policy  as  expressed  in  the  Securities   Act  and,  is,   therefore,
unenforceable.  In the  event  that a claim  for  indemnification  against  such liabilities  (other  than  director,   officer  or  controlling  person  in  the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered,  the Company  will,  unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

 (c) The Company hereby  undertakes  that,  for purposes of determining  any liability under the Securities  Act, each filing of the Company's  annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and,  where  applicable, each filing of an employee  benefit  plan's  annual  report  pursuant to Section 15(d) of the Exchange  Act) that is  incorporated  by reference in  Registration Statement  shall be deemed to be a new  Registration  Statement  relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of  Denver, Colorado on October 15, 2008.

Navidec Financial Services, Inc.

By:

/s/ John R. McKowen
John R. McKowen, President

Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this Registration  Statement  has been signed below by the  following  persons in the capacities  indicated on October 15, 2008.  Each person whose  signature to the Registration  Statement  appears  below hereby  appoints  Gregory A. Enders as such person's  attorney-in-fact  with full  power to act  alone,  with full  power of substitution  or re-substitution,  for such person and in such person's  name, place and stead,  in any and all  capacities  to sign on such  person's  behalf, individually  and in the  capacities  stated  below,  and to  file  any  and all amendments and post-effective  amendments to this Registration Statement,  which amendment  or   amendments   may  make  such  changes  and   additions  as  such attorney-in-fact may deem necessary or appropriate.

/s/ John R. McKowen
John R. McKowen, President and Chairman of the Board of Directors

/s/ Howard Farkas
Howard L. Farkas, Director

/s/ Jolee Henry
Jolee Henry, Director

NAVIDEC FINANCIAL SERVICES, INC.
EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

EXHIBIT NO.             DESCRIPTION

5.1                      Opinion of Michael A. Littman, Attorney at Law
10.1                     Navidec Financial Services, Inc. 2005 Stock Option Plan
23.1                     Consent of Jaspers + Hall, PC
23.2                     Consent of Michael A. Littman, Attorney at Law (as contained in Exhibit 5.1)

EXHIBIT 5.1
EXHIBIT 23.2
Consent/Opinion of Michael A. Littman, Esq.

Michael A. Littman
Attorney at Law
7609 Ralston Road
Arvada, CO 80002
Tel: 303-422-8127
Fax: 303-431-1567
Email: malattyco@aol.com

October 16, 2008

Navidec Financial Services, Inc.
2000 South Colorado Boulevard, Suite 200
Denver, Colorado  80222

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares (the “Shares”) of your Common Stock issued or issuable under the NAVIDEC FINANCIAL SERVICES, INC.  2005 STOCK OPTION PLAN (the "Plan") referred to therein and 200,000 shares of $0.01 par value common stock. As your  counsel  in  connection  with  this  transaction,   I  have  examined  the proceedings  taken  and  proposed  to be  taken  by you in  connection  with the issuance of the Shares.

It is my opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

I  further  consent  to the  use  of  this  opinion  as an  exhibit  to the Registration  Statement,  including the prospectus  constituting a part thereof, and any amendment thereto.

Sincerely,

/s/Michael A. Littman
----------------------------
Michael A. Littman, Esq.

EXHIBIT 10.1
Navidec Financial Services, Inc. 2005 Stock Option Plan

                        NAVIDEC FINANCIAL SERVICES, INC.
                             2005 STOCK OPTION PLAN

                                   ARTICLE I
                            ESTABLISHMENT AND PURPOSE

     1.1 Establishment. Navidec Financial Services, Inc., a Colorado corporation
(the  "Company"),  hereby  establishes  a stock  option plan for key  employees, consultants  and  members  of the  Board of  Directors  of the  Company  or of a
subsidiary of the Company,  providing  material  services to the Company,  which shall be known as the Navidec  Financial  Services  2005 Stock  Option Plan (the
"Plan").  The Company shall enter into Option agreements with Optionees pursuant to the Plan.

     1.2  Purpose.  The purpose of the Plan is to enhance  shareholder  value by attracting,  retaining and motivating key employees,  consultants and members of the Board of  Directors of the Company and of any  subsidiary  of the Company by providing  them with a means to acquire a proprietary  interest in the Company's success.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

     All current and former  employees,  consultants and members of the Board of
Directors of the Company (the  "Board"),  and of any  subsidiary of the Company, are  eligible to  participate  in the Plan and receive  Options  under the Plan.
Optionees under the Plan shall be selected by the Board, in its sole discretion, from among those current and former  employees,  consultants  and members of the
Board of the Company, and of any subsidiary of the Company,  who, in the opinion of the  Board,  are or  were  in a  position  to  contribute  materially  to the
Company's continued growth and development and to its long-term success.

                                  ARTICLE III
                                 ADMINISTRATION

     3.1  Administration.  The Board shall be responsible for  administering the
Plan.

     (a) The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and  regulations  relating to the Plan; to provide for  conditions and  assurances  deemed  necessary or advisable to protect the  interests of the
Company with respect to the Plan; and to make all other determinations necessary
or   advisable   for   the   administration   of   the   Plan.   Determinations,
interpretations, or other actions made or taken by the Board with respect to the
Plan and  Options  granted  under  the  Plan  shall be  final  and  binding  and conclusive for all purposes and upon all persons.

     (b) At the  discretion  of the  Board  the  Plan may be  administered  by a
Committee  of two or more  non-employee  Directors  appointed  by the Board (the
"Committee").  The members of the Committee may be Directors who are eligible to receive  Options under the Plan, but Options may be granted to such persons only by action of the full Board and not by action of the  Committee.  The  Committee shall have full power and authority,  subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the

Plan and to make  determinations  which shall be final,  conclusive  and binding upon all  persons,  including  any persons  having any  interests in any Options which may be granted  under the Plan,  and,  by  resolution  or  resolutions  to provide for the creation and issuance of any Option, to fix the terms upon which and the time or times at or within  which,  and the price or prices at which any shares may be purchased  from the Company  upon the exercise of an Option.  Such terms,  time or times and price or prices shall,  in every case, be set forth or incorporated by reference in the instrument or instruments evidencing an Option, and shall be consistent with the provisions of the Plan.

     (c)  Where a  Committee  has been  created  by the Board  pursuant  to this
Article III, references in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or by the Board.

     (d) No member of the Board or the Committee  shall be liable for any action or  determination  made in good  faith  with  respect  to the Plan or any Option granted under it.

                                   ARTICLE IV
                           STOCK SUBJECT TO THE PLAN

     4.1 Number.  The total number of shares of common stock of the Company (the
"Stock")  hereby made  available  and reserved for issuance  under the Plan upon exercise of Options shall be 5,000,000 shares. The aggregate number of shares of
Stock  available  under the Plan shall be subject to  adjustment  as provided in
Section 4.3.

     4.2 Unused  Stock.  If an Option shall  expire or terminate  for any reason without having been exercised in full, or if an "immaculate  cashless  exercise"
(as  described in Section  5.4)  results in the issuance of a reduced  number of shares in  satisfaction  of an option  grant,  the  unpurchased  shares of Stock subject thereto shall (unless the Plan shall have  terminated)  become available for other Options under the Plan.

     4.3  Adjustment  in  Capitalization.  In the  event  of any  change  in the outstanding  shares of Stock of the  Company  by reason of a stock  dividend  or split, recapitalization,  reclassification, or other similar capital change, the aggregate  number  of  shares  of  Stock  set  forth  in  Section  4.1  shall be appropriately adjusted by the Board, whose determination shall be conclusive. In any such case,  the  number and kind of shares of Stock that are  subject to any
Option and the Option price per share shall be proportionately and appropriately adjusted  without any change in the  aggregate  Option price to be paid therefor upon exercise of the Option.

                                   ARTICLE V
                             TERMS OF STOCK OPTIONS

     5.1 Grant of  Options.  Subject to Section  4.1,  Options may be granted to current  and  former  employees,  consultants  and  members  of the Board of the
Company and of any  subsidiary  of the Company at any time and from time to time as  determined  by the  Board.  The Board  shall  have  complete  discretion  in determining  the terms and  conditions  and  number of  Options  granted to each
Optionee.  In making such  determinations,  the Board may take into  account the nature of services  rendered by such current and former  employees,  consultants and members of the Board,  their  present  and  potential  contributions  to the
Company  and such  other  factors  as the  Board in its  discretion  shall  deem relevant.

     5.2  Option  Agreement;  Terms and  Conditions  to Apply  Unless  Otherwise
Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an option agreement (the "Option  Agreement")  that specifies:  the
Option price; the duration of the Option; the number of shares of Stock to which the Option applies; such vesting or exercisability  restrictions which the Board may impose;  and any other terms or conditions  which the Board may impose.  All such terms and conditions  shall be determined by the Board at the time of grant of the Option.

     (a) If not  otherwise  specified  by the  Board,  the  following  terms and conditions shall apply to Options granted under the Plan:

          (i) Term.  The  duration of the Option shall be for ten years from the date of grant.

          (ii)  Exercise  of  Option.  If an  Option  is  subject  to a  vesting schedule,  (A)  an  Option  held  by  an  Optionee  who  retires  from employment with the Company after having both reached the age of sixty and completed  twelve years of service with the Company shall continue to vest in  accordance  with the  vesting  schedule  set  forth in the applicable  Option  Agreement  notwithstanding  the termination of the
          Optionee's  employment  with the Company,  provided  that prior to the exercise of the Option such  Optionee  does not after such  retirement become  employed on a full-time  basis by a competitor  of the Company prior  to  reaching  age  sixty-five,  and  (B) an  Option  held  by a non-employee  Director of the Company who retires from the Board after completing  at least five years of service to the Company shall become fully vested.

          (iii)  Termination.  Each  Option  granted  pursuant to the Plan shall expire on the earliest to occur of:

               (A) The date set forth in such  Option,  not to exceed  ten years from the date of grant;

               (B) The third anniversary of the completion of the merger or sale of  substantially  all of the Stock or assets of the Company with or to another  company in a  transaction  in which the Company is not the  survivor,  except for the merger of the  Company  into a wholly-owned  subsidiary (and the Company shall not be considered the surviving  corporation  for purposes hereof if the Company or any of its  subsidiaries is the survivor of a reverse  triangular merger and the Company's  shareholders  immediately  prior to the merger  own less  than 50% of the  value of the  Company's  stock immediately after the merger); or

               (C) The termination of the employment of an Optionee for cause by the Company.

          (iv) Acceleration. An Option shall become fully vested and exercisable irrespective  of its other  provisions  (A)  immediately  prior to the completion of the merger or sale of substantially  all of the stock or assets of the Company in a transaction in which the Company is not the survivor,  except for the merger of the  Company  into a  wholly-owned subsidiary  (and the Company  shall not be  considered  the  surviving corporation  for  purposes  hereof  if  the  Company  or  any  of  its subsidiaries  is the survivor of a reverse  triangular  merger and the
          Company's  shareholders  immediately prior to the merger own less than
          50% of the value of the Company's stock immediately after the merger);
          (B) upon termination of the Optionee's  employment with the Company or a subsidiary thereof because of death, disability or normal retirement upon  reaching  the age of  sixty-five;  or (C) in the event  that the
          Optionee is a non-employee member of the Company's Board of Directors, upon  retirement  from the Company's Board of Directors after reaching the age of seventy.

          (v)  Transferability.  In addition to the Optionee,  the Option may be exercised, to the extent exercisable by the Optionee, by the person or persons to whom the Optionee's rights under the Option pass by will or the laws of descent and distribution, by the spouse or the descendants of the  Optionee or by trusts for such  persons,  to whom or which the
          Optionee may have transferred the Option,  or by legal  representative of any of the  foregoing.  Any such  transfer  shall  be made  only in compliance  with the  Securities  Act of  1933,  as  amended,  and the requirements therefor as set forth by the Company.

     (b) The Board shall be free to specify terms and conditions  other than and in addition to those set forth above, in its discretion.

     (c) All Option  Agreements shall  incorporate the provisions of the Plan by reference.

     5.3 Option  Price.  No Option  granted  pursuant  to the Plan shall have an
Option  price that is less than the fair  market  value of Stock on the date the
Option is granted,  as determined by the Board.  The Option exercise price shall be subject to adjustment as provided in Section 4.3 above.

     5.4 Payment. Payment for all shares of Stock shall be made at the time that an Option,  or any part  thereof,  is  exercised,  and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) in Stock, or, if acceptable to the Board, in some other form.

     5.5  Repricing.  An  outstanding  Option  may be  repriced  after the grant thereof to provide for a lower Option exercise price, whether through adjustment or  amendment  to the Option  exercise  price,  issuance  of an amended  Option, cancellation of the Option and issuance of a replacement Option, or by any other means with substantially the same economic effect, with approval of the Board.

                                   ARTICLE VI
                        WRITTEN NOTICE, ISSUANCE OF STOCK
                      CERTIFICATES, SHAREHOLDER PRIVILEGES

     6.1 Written  Notice.  An Optionee  wishing to exercise an Option shall give written notice to the Company,  in the form and manner  prescribed by the Board.
Full  payment  for the shares of Stock  acquired  pursuant  to the  Option  must accompany the written notice.

     6.2  Issuance  of Stock  Certificates.  As soon as  practicable  after  the receipt of written notice and payment, the Company shall deliver to the Optionee a certificate or certificates for the requisite number of shares of Stock.

     6.3 Privileges of a Shareholder.  An Optionee or any other person  entitled to  exercise an Option  under the Option  Agreement  shall not have  shareholder privileges  with  respect to any Stock  covered by the Option  until the date of issuance of a stock certificate for such Stock.

                                  ARTICLE VII
                               RIGHTS OF OPTIONEES

     Nothing in the Plan shall  interfere  with or limit in any way the right of the  Company  or  a  subsidiary  corporation  to  terminate  any  employee's  or consultant's  employment at any time, nor confer upon any employee or consultant any right to continue in the employ of the Company or a subsidiary corporation.

                                  ARTICLE VIII
                          AMENDMENT, MODIFICATION, AND
                             TERMINATION OF THE PLAN

     The  Board  may at any time  terminate  and from  time to time may amend or modify the Plan. Any amendment or  modification  of the Plan by the Board may be accomplished  without  approval  of  the  shareholders  of the  Company,  unless shareholder approval of such amendment or modification is required by any law or regulation governing the Company.

     No amendment,  modification, or termination of the Plan shall in any manner adversely  affect any  outstanding  Option under the Plan without the consent of the Optionee holding the Option.

                                   ARTICLE IX
                       ACQUISITION, MERGER OR LIQUIDATION

     9.1 Acquisition.

     (a) In the event that an  acquisition  occurs with  respect to the Company, the Company shall have the option,  but not the  obligation,  to cancel  Options outstanding  as of the effective date of such  acquisition,  whether or not such
Options  are then  exercisable,  in return for  payment to the  Optionees  of an amount equal to a reasonable  estimate of an amount  (hereinafter the "Spread"), determined  by the Board,  equal to the  difference  between  the net amount per share payable in the  acquisition  or as a result of the  acquisition,  less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the  existence of the Options  shall be made,  such as deeming the Options to have been  exercised,  with the Company  receiving  the  exercise price payable thereunder, and treating the Stock receivable upon exercise of the
Options as being outstanding in determining the net amount per share.

     (b)  For  purposes  of  this  section,  an  "acquisition"  shall  mean  any transaction in which  substantially  all of the Company's assets are acquired or in which a controlling amount of the Company's  outstanding shares are acquired, in each case by a single person or entity or an affiliated  group of persons and entities.  For purposes of this section,  a  controlling  amount shall mean more than fifty percent of the issued and outstanding shares of Stock of the Company.
The Company shall have the above option to cancel Options  regardless of how the acquisition  is  effectuated,  whether by direct  purchase,  through a merger or similar  corporate  transaction,  or otherwise.  In cases where the  acquisition consists of the  acquisition of assets of the Company,  the net amount per share shall be  calculated on the basis of the net amount  receivable  with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

     (c) Where the Company  does not  exercise its option under this Section 9.1 the  remaining  provisions  of  this  Article  IX  shall  apply,  to the  extent applicable.

     9.2  Merger  or  Consolidation.  If the  Company  shall  be  the  surviving corporation in any merger or  consolidation,  any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock  subject  to the  Option  would have been  entitled  in such  merger or consolidation,  provided that the Company shall not be considered  the surviving corporation for purposes hereof if the Company or any of its subsidiaries is the
survivor  of  a  reverse  triangular  merger  and  the  Company's   shareholders
immediately  prior to the merger and less than 50% of the value of the Company's stock immediately after the merger.

     9.3 Other Transactions.  A merger and consolidation in which the Company is not the surviving corporation (the Company shall not be considered the surviving corporation for purposes hereof if the Company or any of its subsidiaries is the
survivor  of  a  reverse  triangular  merger  and  the  Company's   shareholders
immediately  prior to the merger and less than 50% of the value of the Company's stock  immediately  after the  merger)  shall  cause  every  Option  outstanding hereunder to terminate on the third  anniversary  date of the effective  date of such merger or consolidation.  A dissolution or liquidation of the Company shall cause every Option outstanding  hereunder to terminate  effective as of the date of such dissolution or liquidation of the Company.  However,  if the Optionee is offered a firm  commitment  whereby the resulting or surviving  corporation in a merger or  consolidation  will tender to the Optionee an option (the "Substitute
Option") to  purchase  its shares on terms and  conditions  both as to number of shares and  otherwise,  which will  substantially  preserve to the  Optionee the rights and benefits of the Option outstanding  hereunder granted by the Company, the  Option  shall  remain  exercisable  upon its  terms.  The Board  shall have absolute and uncontrolled  discretion to determine whether the Optionee has been offered a firm  commitment  and  whether  the  tendered  Substitute  Option will substantially  preserve to the  Optionee  the rights and  benefits of the Option outstanding hereunder.

                                   ARTICLE X
                             SECURITIES REGISTRATION

     10.1 Securities  Registration.  In the event that the Company shall deem it necessary or desirable to register  under the Securities Act of 1933, as amended
(the  "Securities  Act"), or any other  applicable  statute,  any Options or any
Stock  with  respect  to which an Option  may be or shall  have been  granted or exercised,  or to qualify any such Options or Stock under the Securities Act, or any other statute,  then the Optionee shall  cooperate with the Company and take such action as is  necessary to permit  registration  or  qualification  of such
Options or Stock.

     10.2 Representations.  Unless the Company has determined that the following representation  is unnecessary,  each person exercising an Option under the Plan may be required by the Company,  as a condition to the issuance of the shares of
Stock pursuant to exercise of the Option,  to make a  representation  in writing
(i) that he is acquiring  such shares for his own account for investment and not with a view to, or for sale in connection  with,  the  distribution  of any part thereof  within the  meaning of the  Securities  Act,  and (ii) that  before any transfer  in  connection  with the  resale of such  shares,  he will  obtain the written opinion of counsel for the Company,  or other counsel  acceptable to the
Company,  that such shares may be transferred without registration  thereof. The
Company may also require that the certificates  representing such shares contain legends reflecting the foregoing.  To the extent permitted by law, including the
Securities Act,  nothing herein shall restrict the right of a person  exercising an Option to sell the shares received in an open market transaction.

                                   ARTICLE XI
                                 TAX WITHHOLDING

     Whenever  shares  of Stock  are to be issued  in  satisfaction  of  Options exercised  under the Plan,  the  Company  shall  have the power to  require  the recipient of the Stock to remit to the Company an amount  sufficient  to satisfy federal, state, and local withholding tax requirements, if any.

                                  ARTICLE XII
                                 INDEMNIFICATION

     To the extent  permitted  by law,  each  person who is or shall have been a member of the Board or the Committee  shall be indemnified  and held harmless by the Company against and from any loss, cost,  liability,  or expense that may be imposed upon or reasonably  incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved  by reason of any action  taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's  approval,  or paid by him in satisfaction of judgment in any such action,  suit, or proceeding  against him, provided he shall give the Company an opportunity,  at its own  expense,  to  handle  and  defend  the same  before he undertakes  to handle and defend it on his own behalf.  The  foregoing  right of indemnification shall not be exclusive of any other rights of indemnification to
which  such  persons  may  be  entitled  under  the  Company's   certificate  of
incorporation or bylaws, as a matter of law, or otherwise, or any power that the
Company or a  Subsidiary  Corporation  may have to  indemnify  them or hold them harmless.

                                  ARTICLE XIII
                               REQUIREMENTS OF LAW

     13.1  Requirements  of Law.  The  granting of Options  and the  issuance of shares  of  Stock  upon the  exercise  of an  Option  shall  be  subject  to all
applicable  laws,  rules,  and  regulations,   and  to  such  approvals  by  any
governmental agencies or national securities exchanges as may be required.

     13.2  Governing  Law.  The Plan,  and all  agreements  hereunder,  shall be construed in accordance with and governed by the laws of the State of Colorado.

                                  ARTICLE XIV
                             EFFECTIVE DATE OF PLAN

     The Plan shall be effective on September 21, 2004.

                                   ARTICLE XV
                        NO OBLIGATION TO EXERCISE OPTION

     The  granting  of an Option  shall  impose no  obligation  upon the  holder thereof to exercise such Option.

     THIS STOCK OPTION PLAN was adopted by the Board of Directors of the Company on May 6, 2005.

                                           By: /s/ John McKowen
                                               -------------------------------
                                                   John R. McKowen, President

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 14, 2008, on our audit of the financial statements of Navidec Financial Services, Inc. as of December 31, 2007, which report is included in the Annual Report on Form 10-KSB, as amended, filed with the Securities and Exchange Commission on April 28, 2008.

/s/Jaspers + Hall, PC
-----------------------------------
Jaspers + Hall, PC
Denver, Colorado

October 14, 2008